EXHIBIT 10.25

January 25, 2007

Matthew Veal

7937 Broadmoor Pines Blvd.

Sarasota, FL 34243

Re:	Amendment to Executive Employment Agreement

Dear Matthew:

This document is intended to memorialize the amendment of your Employment Agreement, dated May 29, 2006.

Our signatures below confirm that we have agreed to modify the Employment Agreement in Section 1 only as described below as follows:

1.	EMPLOYMENT; DUTIES.

The provision, as originally written has been deleted in its entirety and is amended to read as follows:

The Company shall employ Executive as Controller and as Principal or Chief Accounting Officer and as Acting Secretary, and Executive accepts such employment under the terms and conditions set forth in this Agreement. Executive’s duties shall be consistent with those of a Controller, Chief Accounting Officer as defined from time to time by the Company’s board of directors (the “Board”) and the Chief Executive Officer.

APPROVED AND AGREED:

DATE: 1/25/07	Matthew Veal

/s/ Matthew Veal

DATE: 1/25/07	Sun Energy Solar, Inc.

/s/ Carl L. Smith
Carl L. Smith
Chairman and Chief Executive Officer